CUSIP No. G73268149	Page 1 3 of 13

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, nil par value (the “Ordinary Shares”) of Quotient Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 27, 2023.

Quotient Holdings GP, LLC

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Director

Quotient Holdings Newco, LP

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Director of Quotient Holdings GP, LLC, its General Partner

Quotient Holdings Finance Company Limited

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer

Quotient Holdings Merger Company Limited

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Director